SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest

event reported):         September 3, 2003

                Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

            255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

                (262) 879-5000

(Registrant’s telephone number)

Item 5.    Other Events and Regulation FD Disclosure

As Fiserv, Inc. (the “Company”) previously disclosed in its Quarterly Report on Form 10-Q for the six months ended June 30, 2003, due to the recent growth of the health plan management services of Fiserv, Inc., the Company changed its reportable business segments during the second quarter of 2003 to add the Health Plan Management services segment. This segment provides services to employers who self-fund their health plan, including services such as handling payments to health care providers, assisting with cost controls, plan design services, medical provider administration and other related services. The Company’s segments now include the following: Financial institution outsourcing, systems and services; Health plan management services; Securities processing and trust services and All other and corporate.

This Form 8-K contains, as Exhibits 99.1 and 99.2, information identical to Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8 – Financial Statements and Supplemental Data as the Company previously filed in its Annual Report on Form 10-K for the year ended December 31, 2002, except that such information has been updated to the extent required to reflect the effects of the new reportable segments described above.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits. The following exhibits are being filed herewith:

	(23.1)	Consent of Deloitte & Touche LLP

	(99.1)	Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	(99.2)	Item 8 – Financial Statements and Supplemental Data for the fiscal year ended December 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: September 3, 2003	By:	/s/ Kenneth R Jensen
Kenneth R. Jensen Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

FISERV, INC.

Exhibit Index to Current Report on Form 8-K

Dated September 3, 2003

Exhibit Number

(23.1)	Consent of Deloitte & Touche LLP

(99.1)	Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(99.2)	Item 8 – Financial Statements and Supplemental Data for the fiscal year ended December 31, 2002.

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